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                       FORTUNE ENTERTAINMENT CORPORATION

                                 Sassoon House
                         Shirley St. & Victoria Avenue
                                  PO Box N-272
                              Nassau, New Province
                                  The Bahamas

January 1, 1997


555266 B.C. Ltd.
c/o 2539 Westhill Drive
West Vancouver, BC
V7S 3E4

Attention: Mr. David B. Jackson, President
----------

Dear Mr. Jackson:

RE: CONSULTANCY AGREEMENT WITH FEC
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Further to our various discussions, this letter serves to confirm and acknowledge the arrangement reached between the two companies.

1. 555266 B.C. Ltd. will provide ongoing consulting services to FEC on all matters relating to raising of capital, investor relations and introduction of new products to FEC that fit with the company's philosophy and line of business.

2. 555266 B.C. Ltd. shall be paid an annual consulting fee of US $125,000.00, payable monthly. In addition to the consulting fee, 555266 B.C. Ltd. shall also be reimbursed in full, any and all reasonable disbursements and out of pocket expenses incurred in the course of providing the necessary services.

3. Since FEC is in a "start-up" stage and is not presently adequately funded, it is agreed that the consulting fee due to 555266 B.C. Ltd. may, with mutual prior agreement, be accrued from time to time. Should any of the consulting fees be accrued, either 555266 B.C. Ltd. or David B. Jackson shall have the right to apply any or all of the accrued consulting fees together with any disbursements towards exercise of any options that may be set by FEC either in the name or benefit of 555266 B.C. Ltd. or David B. Jackson.


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4. The commencement date of your services shall be January 1, 1997 and be automatically renewed on each anniversary for one year unless otherwise notified in writing.

5. 555266 B.C. Ltd. shall be solely responsible for all of its own corporate expenses, including but not limited to office rent, assistant or substitute and supplies that are used directly in the employee's work, etc.

I trust that the foregoing accurately reflects our discussions and understanding. If you are in agreement with the above, please sign in the appropriate space below, confirming the above arrangement.

Please execute and return to us one copy of this letter and retain the original for your file and record.

Yours truly,


FORTUNE ENTERTAINMENT CORPORATION



Bryan M. Dear


We, the undersigned, hereby acknowledge and confirm the above arrangement with FEC.



                                        555266 B.C. LTD.


January 1, 1998                         /s/ David B. Jackson
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Date                                    David B. Jackson
                                        (President)


January 1, 1998                         /s/ David B. Jackson
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Date                                    David B. Jackson

Encl.